EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8 No. 333-208736) pertaining to the Overseas Shipholding Group, Inc. Management Incentive Compensation Plan and the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan,

2.	Registration Statement (Form S-8 No. 333-218554) pertaining to the Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan, as amended and restated, and

3.	Registration Statement (Form S-3 No. 333-213035) of Overseas Shipholding Group, Inc;

of our reports dated March 14, 2019, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Overseas Shipholding Group, Inc., included in this Annual Report (Form 10-K) of Overseas Shipholding Group, Inc. for the year ended December 31, 2018, and the financial statement schedule of Overseas Shipholding Group, Inc. included herein.

/s/ Ernst & Young LLP

Tampa, Florida
March 14, 2019